SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 12, 2010

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

205 Robin Road, Suite 222, Paramus, NJ 07652 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 8.01 Other Events.

We held a Special Meeting of Stockholders on March 12, 2010.  At the meeting, stockholders approved the following:

1.           Amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 400,000,000 to two billion:

Common Stockholders’ Vote:

Votes in Favor	Votes Against	Votes Abstained

210,990,919	11,418,416	242,878

All Stockholders’ Vote:

Votes in Favor	Votes Against	Votes Abstained

914,173,962	14,285,566	242,878

2.           (a) a possible reverse stock split of our outstanding shares of common stock in an amount which our board of directors deems appropriate to be at a ratio of not less than one-for-forty and not more than one-for-eighty; and (b) the filing of an amendment to our certificate of incorporation effecting the foregoing, at such time as our board of directors determines:

Votes in Favor	Votes Against	Votes Abstained

916,182,655	12,114,131	405,620

3.           Amendment of our Certificate of Incorporation to change ouor name from Millennium Biotechnologies Group, Inc. to Inergetics, Inc.:

Votes in Favor	Votes Against	Votes Abstained

906,719,212	10,135,785	11,847,410

On March 15, 2010, we filed an amendment to our amended and restated certificate of incorporation changing our name from Millennium Biotechnologies Group, Inc. to Inergetics, Inc. and increasing the number of authorized shares of our common stock from 400,000,000 to two billion.

A copy of the press release, dated March 17, 2010 related to the meeting results is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release dated March 17, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 2010

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Frank Guarino
Frank Guarino, CFO